Exhibit 99.1

ZYNGA ANNOUNCES FOURTH QUARTER AND FULL YEAR 2021 FINANCIAL RESULTS

Revenue and Bookings Ahead of Guidance

Largest Annual Mobile Audience Ever

Highest Annual Revenue and Bookings in Zynga History

Strong Quarterly and Annual Operating Cash Flow

SAN FRANCISCO – February 9, 2022 – Zynga Inc. (NASDAQ: ZNGA) today released financial results for the fourth quarter and full year ended December 31, 2021.

“Our strong Q4 results capped off our record 2021 performance where we delivered our highest annual revenue and bookings ever, while reaching the largest mobile audience in Zynga history,” said Frank Gibeau, CEO of Zynga. “I am proud of our team’s execution across all aspects of our growth strategy including live services, new game development and investments in our advertising platform, new markets and technologies to solidify Zynga as a leading mobile-first, free-to-play live services company.”

Fourth Quarter 2021 Financial Summary

$ in millions	Q4’21 Actuals	Q4’20 Actuals	Variance $ (Y/Y)	Variance % (Y/Y)	Q4’21 Guidance (1)	Variance $ (Guidance)	Variance % (Guidance)

Revenue	$695	$616	$79	13%	$675	$20	3%
Change in deferred revenue & other bookings adjustments	$(31)	$(83)	$52	(62%)	$(40)	$9	(22%)
Bookings	$727	$699	$28	4%	$715	$12	2%

Net income (loss)	$(67)	$(53)	$(14)	27%	$(60)	$(7)	12%
Adjusted EBITDA	$147	$90	$57	63%	$122	$25	20%

Note: Certain measures as presented differ due to the impact of rounding.

(1)Guidance as communicated at Q3’21 earnings.

•

Revenue & Bookings: We achieved record Q4 revenue of $695 million, an increase of 13% year-over-year, and our best-ever quarterly bookings of $727 million, up 4% year-over-year. Online game or user pay revenue was $534 million, up 7% year-over-year, and user pay bookings were $555 million, down 5% year-over-year. Advertising & other revenue was a quarterly record of $161 million, up 37% year-over-year, and advertising & other bookings were an all-time best of $171 million, up 46% year-over-year.

•

Audience Metrics: Average mobile daily active users (DAUs) were 37 million, up 3% year-over-year, and average mobile monthly active users (MAUs) were 184 million, up 38% year-over-year. Mobile average bookings per mobile DAU (ABPU) of $0.204 decreased by 1% year-over-year.

•

Costs & Expenses: Cost of revenue was $260 million or 37% of revenue, compared to 41% of revenue in the year-ago quarter. Non-GAAP cost of revenue was $194 million or 27% of bookings, down from 28% of bookings in the year-ago quarter. GAAP operating expenses were $437 million, representing 63% of revenue and an improvement from 64% in the year-ago quarter. Non-GAAP operating expenses of $357 million represented 49% of bookings, versus 47% in the year-ago quarter.

•

Profitability & Cash Flow: Net loss was $67 million, compared to $53 million in the year-ago quarter, and adjusted EBITDA was $147 million, up $57 million year-over-year. We generated operating cash flow of $158 million, down $48 million year-over-year.

2021 Annual Financial Summary

$ in millions	FY21 Actuals	FY20 Actuals	Variance $ (Y/Y)	Variance % (Y/Y)	FY21 Guidance (1)	Variance $ (Guidance)	Variance % (Guidance)

Revenue	$2,801	$1,975	$826	42%	$2,780	$20	1%
Change in deferred revenue & other bookings adjustments	$(25)	$(295)	$270	(91%)	$(34)	$9	(26%)
Bookings	$2,826	$2,270	$556	24%	$2,814	$12	0%

Net income (loss)	$(104)	$(429)	$325	(76%)	$(97)	$(7)	8%
Adjusted EBITDA	$641	$266	$374	141%	$616	$25	4%

Note: Certain measures as presented differ due to the impact of rounding.

(1)Guidance as communicated at Q3’21 earnings.

•

Revenue & Bookings: We achieved our highest-ever annual revenue of $2,801 million, an increase of 42% year-over-year, and our best-ever annual bookings of $2,826 million, up 24% year-over-year. Online game revenue was a record $2,249 million, up 35% year-over-year, and user pay bookings were a record $2,265 million, up 15% year-over-year. Advertising & other revenue was a record $551 million, up 79% year-over-year, and advertising & other bookings were a record $561 million, up 83% year-over-year.

•

Audience Metrics: Record annual average mobile DAUs were 39 million, up 41% year-over-year, and all-time best annual average mobile MAUs were 184 million, up 107% year-over-year. Annual mobile ABPU of $0.194 decreased by 12% year-over-year.

•

Costs & Expenses: Cost of revenue was $1,015 million or 36% of revenue, compared to 41% of revenue in the prior year. Non-GAAP cost of revenue was $787 million or 28% of bookings, down from 30% of bookings in the prior year. GAAP operating expenses were $1,730 million, representing 62% of revenue and a significant improvement from 78% in the prior year. Non-GAAP operating expenses of $1,386 million represented 49% of bookings versus 46% in the prior year.

•

Profitability & Cash Flow: Net loss was $104 million, an improvement of $325 million year-over-year, and adjusted EBITDA was $641 million, up $374 million year-over-year. We generated operating cash flow of $254 million, down $176 million year-over-year, and ended the year with approximately $1.2 billion in cash and investments.

Due to the pending transaction with Take-Two Interactive Software announced on January 10, 2022, Zynga is not hosting a conference call or providing forward guidance in connection with the release of its quarterly results.

Please refer to the original press release announcing the pending transaction with Take-Two Interactive Software here: https://investor.zynga.com/news-releases/news-release-details/take-two-and-zynga-combine-bringing-together-best-class

About Zynga Inc.

Zynga is a global leader in interactive entertainment with a mission to connect the world through games. With massive global reach in more than 175 countries and regions, Zynga has a diverse portfolio of popular game franchises that have been downloaded more than four billion times on mobile including CSR Racing™, Empires & Puzzles™, FarmVille™, Golf Rival™, Hair Challenge™, Harry Potter: Puzzles & Spells™, High Heels!™, Merge Dragons!™, Merge Magic!™, Toon Blast™, Toy Blast™, Words With Friends™ and Zynga Poker™. With Chartboost, a leading mobile advertising and monetization platform, Zynga is an industry-leading next-generation platform with the ability to optimize programmatic advertising and yields at scale. Founded in 2007, Zynga is headquartered in California with locations in North America, Europe and Asia. For more information, visit www.zynga.com or follow Zynga on Twitter, Instagram, Facebook or the Zynga blog.

Key Operating Metrics

We manage our business by tracking several operating metrics: “Mobile DAUs,” which measure daily active users of our mobile games, “Mobile MAUs,” which measure monthly active users of our mobile games, and “Mobile ABPU,” which measures our average daily mobile bookings per average Mobile DAU, each of which is recorded and estimated by our internal analytics systems. We determine these operating metrics by using internal company data based on tracking of user account activity. We also use information provided by third parties, including third party network logins provided by platform providers, to help us track whether a player logged in under two or more different user accounts is the same individual. Overall, we believe that the amounts are reasonable estimates of our user base for the applicable period of measurement and that the methodologies we employ and update from time-to-time are reasonably based on our efforts to identify trends in player behavior. However, factors relating to user activity and systems and our ability to identify and detect attempts to replicate legitimate player activity may impact these numbers.

Mobile DAUs. We define Mobile DAUs as the number of individuals who played one of our mobile games during a particular day. Average Mobile DAUs for a particular period is the average of the Mobile DAUs for each day during that period. Under this metric, an individual who plays two different mobile games on the same day is counted as two DAUs. We use information provided by third parties to help us identify individuals who play the same game to reduce this duplication. However, we do not have the third party network login data to link an individual who has played under multiple user accounts for our hyper-casual games (which includes the games acquired from Rollic in October 2020), mobile messenger games (prior to the third quarter of 2021), Puzzle Combat, Merge Magic! and games acquired from Gram Games in May 2018, Small Giant in January 2019, Peak in July 2020 and StarLark in October 2021, and accordingly, actual Mobile DAUs may be lower than reported due to the potential duplication of these individuals. We use Mobile DAUs as a measure of audience engagement.

Mobile MAUs. We define Mobile MAUs as the number of individuals who played one of our mobile games in the 30-day period ending with the measurement date. Average Mobile MAUs for a particular period is the average of the Mobile MAUs at each month-end during that period. Under this metric, an individual who plays two different mobile games in the same 30-day period is counted as two Mobile MAUs. We use information provided by third parties to help us identify individuals who play the same game to reduce this duplication. However, we do not have the third party network login data to link an individual who has played under multiple user accounts for our hyper-casual games (which includes the games acquired from Rollic in October 2020), mobile messenger games (prior to the third quarter of 2021), Puzzle Combat, Merge Magic! and games acquired from Gram Games in May 2018, Small Giant in January 2019, Peak in July 2020 and StarLark in October 2021, and accordingly, actual Mobile MAUs may be lower than reported due to the potential duplication of these individuals. We use Mobile MAUs as a measure of total game audience size.

Mobile ABPU. We define Mobile ABPU as our total mobile bookings in a given period, divided by the number of days in that period, divided by the average Mobile DAUs during the period. We believe that Mobile ABPU provides useful information to investors and others in understanding and evaluating our results in the same manner as management. We use Mobile ABPU as a measure of overall monetization across all of our players through the sale of virtual items and advertising.

Our business model around our social games is designed so that, as more players play our games, social interactions increase and the more valuable our games and our business become. All engaged players of our games help drive our bookings and, consequently, both online game revenue and advertising revenue. Virtual items are purchased by players who are socializing with, competing against or collaborating with other players, most of whom do not buy virtual items. Accordingly, we primarily focus on Mobile DAUs, Mobile MAUs and Mobile ABPU, which we believe collectively best reflect key audience metrics.

Non-GAAP Financial Measures

We have provided in this press release certain non-GAAP financial measures to supplement our consolidated financial statements prepared in accordance with U.S. GAAP (our “GAAP financial statements”). Management uses non-GAAP financial measures internally in analyzing our financial results to assess operational performance and liquidity. Our non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

The presentation of our non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, our GAAP financial statements. We believe that both management and investors benefit from referring to our non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. We believe our non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial measures we use in making operating decisions and because our investors and analysts use them to help assess the health of our business.

We have provided reconciliations of our non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures in the following tables. Because of the following limitations of our non-GAAP financial measures, you should consider the non-GAAP financial measures presented in this press release with our GAAP financial statements.

Key limitations of our non-GAAP financial measures include:

•

Bookings does not reflect that we defer and recognize online game revenue and revenue from certain advertising transactions over the estimated average playing period of payers for durable virtual items or as consumed for consumable virtual items; bookings also includes other adjustments;

•

Adjusted EBITDA does not include the impact of stock-based compensation expense, acquisition-related transaction expenses, contingent consideration fair value adjustments and expenses incurred from vacated leases (which includes impairment charges recognized);

•

Adjusted EBITDA does not reflect provisions for or benefits from income taxes and does not include other income (expense) net, which includes foreign exchange and asset disposition gains and losses, interest expense and interest income;

•

Adjusted EBITDA excludes depreciation and amortization of tangible and intangible assets. Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized may have to be replaced in the future;

•	Free cash flow is derived from net cash provided by operating activities less cash spent on capital expenditures; and
•

Non-GAAP Cost of Revenue and Non-GAAP Operating Expenses do not include the impact of amortization of intangible assets from acquisitions, contingent consideration fair value adjustments, acquisition-related transaction expenses, expenses incurred from vacated leases or stock-based compensation expense.

ZYNGA INC.

CONSOLIDATED BALANCE SHEETS

(In millions, unaudited)

	December 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$984.0	$1,364.4
Short-term investments	169.0	208.4
Accounts receivable, net of allowance of $0.9 at December 31, 2021 and $0.5 at December 31, 2020	242.5	217.5
Restricted cash	161.0	—
Prepaid expenses	56.7	40.0
Other current assets	35.4	29.5
Total current assets	1,648.6	1,859.8
Long-term investments	—	2.0
Goodwill	3,601.1	3,160.8
Intangible assets, net	900.5	838.1
Property and equipment, net	30.3	39.3
Right-of-use assets	86.4	131.9
Restricted cash	40.2	136.0
Prepaid expenses	25.0	21.6
Other non-current assets	26.8	17.0
Total assets	$6,358.9	$6,206.5
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$95.6	$57.2
Income tax payable	52.2	39.6
Deferred revenue	748.1	747.7
Operating lease liabilities	17.1	18.5
Other current liabilities	650.4	462.4
Total current liabilities	1,563.4	1,325.4
Convertible senior notes, net	1,343.8	1,289.9
Deferred revenue	0.3	0.3
Deferred tax liabilities, net	93.8	126.3
Non-current operating lease liabilities	133.4	122.0
Other non-current liabilities	112.3	401.1
Total liabilities	3,247.0	3,265.0
Stockholders’ equity:
Common stock and additional paid-in capital	5,625.0	5,276.5
Accumulated other comprehensive income (loss)	(107.1)	(50.7)
Accumulated deficit	(2,406.0)	(2,284.3)
Total stockholders’ equity	3,111.9	2,941.5
Total liabilities and stockholders’ equity	$6,358.9	$6,206.5

ZYNGA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Revenue:
Online game	$534.0	$571.1	$498.6	$2,249.2	$1,667.2
Advertising and other	161.4	133.6	117.4	551.3	307.6
Total revenue	695.4	704.7	616.0	2,800.5	1,974.8
Costs and expenses:
Cost of revenue	260.1	240.8	250.4	1,014.9	811.8
Research and development	151.9	143.5	122.0	545.9	713.7
Sales and marketing	245.6	216.7	238.5	955.1	683.5
General and administrative	39.1	49.2	32.6	162.0	136.0
Impairment related to real estate assets	—	66.8	—	66.8	—
Total costs and expenses	696.7	717.0	643.5	2,744.7	2,345.0
Income (loss) from operations	(1.3)	(12.3)	(27.5)	55.8	(370.2)
Interest income	1.4	1.6	1.3	6.4	11.6
Interest expense	(15.0)	(14.8)	(9.0)	(59.2)	(30.3)
Other income (expense), net	(10.2)	(0.6)	(11.7)	(11.2)	(16.5)
Income (loss) before income taxes	(25.1)	(26.1)	(46.9)	(8.2)	(405.4)
Provision for (benefit from) income taxes	42.1	15.6	6.1	96.0	24.0
Net income (loss)	$(67.2)	$(41.7)	$(53.0)	$(104.2)	$(429.4)

Net income (loss) per share attributable to common stockholders:
Basic	$(0.06)	$(0.04)	$(0.05)	$(0.09)	$(0.42)
Diluted	$(0.06)	$(0.04)	$(0.05)	$(0.09)	$(0.42)

Weighted average common shares used to compute net income (loss) per share attributable to common stockholders:
Basic	1,124.9	1,097.1	1,079.9	1,099.1	1,016.8
Diluted	1,124.9	1,097.1	1,079.9	1,099.1	1,016.8

Stock-based compensation expense included in the above line items
Cost of revenue	$0.8	$0.8	$0.5	$2.8	$2.0
Research and development	27.7	29.9	24.8	110.7	73.4
Sales and marketing	4.8	4.4	3.8	17.8	14.7
General and administrative	8.9	9.5	8.7	35.9	32.5
Total stock-based compensation expense	$42.2	$44.6	$37.8	$167.2	$122.6

ZYNGA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Cash flows from operating activities:
Net income (loss)	$(67.2)	$(41.7)	$(53.0)	$(104.2)	$(429.4)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	68.2	58.1	55.0	238.9	142.1
Stock-based compensation expense	42.3	44.6	37.8	167.2	122.6
(Gain) loss from derivatives, sale of investments and other assets and foreign currency, net	18.3	(1.6)	13.5	13.4	16.0
(Accretion) and amortization on marketable securities	—	—	0.1	—	(2.2)
Noncash lease expense	4.0	4.2	4.1	16.9	15.9
Noncash interest expense	13.7	13.5	7.5	53.9	26.4
Change in deferred income taxes and other	(6.9)	(9.9)	(21.8)	(49.9)	(32.9)
Impairment related to real estate assets	—	66.8	—	66.8	—
Changes in operating assets and liabilities:
Accounts receivable, net	(33.5)	68.0	33.3	(9.2)	4.8
Prepaid expenses and other assets	(3.1)	(10.7)	2.7	(25.0)	9.1
Accounts payable	45.0	5.8	10.2	37.6	5.5
Deferred revenue	22.1	(36.6)	81.2	17.9	291.5
Income tax payable	(20.4)	(12.9)	17.3	4.7	36.7
Operating lease and other liabilities	75.6	(49.0)	18.0	(175.2)	223.1
Net cash provided by (used in) operating activities	158.1	98.6	205.9	253.8	429.2
Cash flows from investing activities:
Purchases of investments	(1.5)	(3.1)	(117.1)	(614.2)	(677.1)
Maturities of investments	83.5	194.2	13.9	652.3	1,038.5
Sales of investments	—	—	—	—	549.9
Acquisition of property and equipment	(5.7)	(2.5)	(2.7)	(12.5)	(18.8)
Proceeds from sale of property and equipment	—	—	—	—	0.1
Business combinations, net of cash acquired and restricted cash held in escrow	(286.1)	(192.2)	(151.4)	(508.3)	(942.5)
Asset acquisitions of intangible assets	—	(1.1)	(6.0)	(4.3)	(6.0)
Release of business combination restricted cash held in escrow	—	—	—	—	(30.0)
Other investing activities, net	(8.0)	(4.9)	(0.2)	(13.9)	(1.8)
Net cash provided by (used in) investing activities	(217.8)	(9.6)	(263.5)	(500.9)	(87.7)
Cash flows from financing activities:
Proceeds from issuance of debt, net of issuance costs	—	—	856.7	(1.2)	856.7
Purchase of capped calls	—	—	(63.0)	—	(63.0)
Taxes paid related to net share settlement of stockholders' equity awards	(2.5)	(3.0)	(14.3)	(17.5)	(57.2)
Proceeds from issuance of common stock	18.3	4.4	0.6	33.4	16.9
Acquisition-related contingent consideration payments	—	(31.0)	—	(56.1)	(63.6)
Net cash provided by (used in) financing activities	15.8	(29.6)	780.0	(41.4)	689.8

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(19.3)	(5.0)	4.5	(26.7)	15.8

Net change in cash, cash equivalents and restricted cash	(63.2)	54.4	726.9	(315.2)	1,047.1
Cash, cash equivalents and restricted cash, beginning of period	1,248.4	1,194.0	773.5	1,500.4	453.3
Cash, cash equivalents and restricted cash, end of period	$1,185.2	$1,248.4	$1,500.4	$1,185.2	$1,500.4

ZYNGA INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In millions, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Reconciliation of Revenue to Bookings: Total
Revenue	$695.4	$704.7	$616.0	$2,800.5	$1,974.8
Change in deferred revenue	21.2	(37.0)	82.9	15.3	295.1
Other bookings adjustments	10.0	—	—	10.0	—
Bookings	$726.6	$667.7	$698.9	$2,825.8	$2,269.9

Reconciliation of Revenue to Bookings: Mobile
Revenue	$673.9	$685.1	$595.3	$2,719.0	$1,899.1
Change in deferred revenue	21.1	(35.8)	84.4	16.3	296.4
Bookings	$695.0	$649.3	$679.7	$2,735.3	$2,195.5

Reconciliation of Revenue to Bookings: Advertising & Other
Revenue	$161.4	$133.6	$117.4	$551.3	$307.6
Change in deferred revenue	0.1	—	(0.2)	(0.1)	(1.1)
Other bookings adjustments	10.0	—	—	10.0	—
Bookings	$171.5	$133.6	$117.2	$561.2	$306.5

Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$(67.2)	$(41.7)	$(53.0)	$(104.2)	$(429.4)
Provision for income taxes	42.1	15.6	6.1	96.0	24.0
Other (income) expense, net	10.2	0.6	11.7	11.2	16.5
Interest income	(1.4)	(1.6)	(1.3)	(6.4)	(11.6)
Interest expense	15.0	14.8	9.0	59.2	30.3
Depreciation and amortization	67.6	57.7	55.0	237.9	142.1
Acquisition-related transaction expenses	4.6	15.7	1.1	25.2	12.5
Contingent consideration fair value adjustment	28.9	21.6	23.5	80.0	359.2
Expenses incurred from vacated lease(1)	4.6	69.8	—	74.4	—
Stock-based compensation expense	42.2	44.6	37.8	167.2	122.6
Adjusted EBITDA	$146.6	$197.1	$89.9	$640.5	$266.2

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense
GAAP operating expense	$436.6	$476.2	$393.1	$1,729.8	$1,533.2
Acquisition-related transaction expenses	(4.6)	(15.7)	(1.1)	(25.2)	(12.5)
Contingent consideration fair value adjustment	(28.9)	(21.6)	(23.5)	(80.0)	(359.2)
Expenses incurred from vacated lease(1)	(4.6)	(69.8)	—	(74.4)	—
Stock-based compensation expense	(41.4)	(43.8)	(37.3)	(164.4)	(120.6)
Non-GAAP operating expense	$357.1	$325.3	$331.2	$1,385.8	$1,040.9

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by (used in) operating activities	158.1	98.6	205.9	253.8	429.2
Acquisition of property and equipment	(5.7)	(2.5)	(2.7)	(12.5)	(18.8)
Free cash flow	$152.4	$96.1	$203.2	$241.3	$410.4
(1)

Amount includes $66.8 million non-cash impairment charge related to our San Francisco office building and related leasehold improvements, property and equipment incurred in August 2021, as well as subsequent rent and other expenses (including depreciation) associated with the office building

ZYNGA INC.

RECONCILIATION OF GAAP TO NON-GAAP COSTS AND EXPENSES

(In millions, unaudited)

	Three Months Ended December 31, 2021
	GAAP Measure	Amortization of intangible assets from acquisitions	Contingent consideration fair value adjustment	Acquisition-related expenses	Expenses incurred from vacated lease	Stock-based compensation expense	Non-GAAP measure
Cost of revenue	$260.1	$(65.7)	$—	$—	$—	$(0.8)	$193.6
Operating expenses
Research and development	151.9	—	(28.9)	(1.4)	—	(27.7)	93.9
Sales and marketing	245.6	—	—	(0.1)	—	(4.8)	240.7
General and administrative	39.1	—	—	(3.1)	(4.6)	(8.9)	22.5
Total operating expenses	436.6	—	(28.9)	(4.6)	(4.6)	(41.4)	357.1
Total costs and expenses	$696.7	$(65.7)	$(28.9)	$(4.6)	$(4.6)	$(42.2)	$550.7

	Three Months Ended December 31, 2020
	GAAP Measure	Amortization of intangible assets from acquisitions	Contingent consideration fair value adjustment	Acquisition-related expenses	Expenses incurred from vacated lease	Stock-based compensation expense	Non-GAAP measure
Cost of revenue	$250.4	$(51.3)	$—	$—	$—	$(0.5)	$198.6
Operating expenses
Research and development	122.0	—	(23.5)	—	—	(24.8)	73.7
Sales and marketing	238.5	—	—	—	—	(3.8)	234.7
General and administrative	32.6	—	—	(1.1)	—	(8.7)	22.8
Total operating expenses	393.1	—	(23.5)	(1.1)	—	(37.3)	331.2
Total costs and expenses	$643.5	$(51.3)	$(23.5)	$(1.1)	$—	$(37.8)	$529.8

ZYNGA INC.

RECONCILIATION OF GAAP TO NON-GAAP COSTS AND EXPENSES

(In millions, unaudited)

	Twelve Months Ended December 31, 2021
	GAAP Measure	Amortization of intangible assets from acquisitions	Contingent consideration fair value adjustment	Acquisition-related expenses	Expenses incurred from vacated lease	Stock-based compensation expense	Non-GAAP measure
Cost of revenue	$1,014.9	$(225.2)	$—	$—	$—	$(2.8)	$786.9
Operating expenses
Research and development	545.9	—	(80.0)	(5.5)	—	(110.7)	349.7
Sales and marketing	955.1	—	—	(2.9)	—	(17.8)	934.4
General and administrative	162.0	—	—	(16.8)	(7.6)	(35.9)	101.7
Impairment related to real estate assets	66.8	—	—	—	(66.8)	—	—
Total operating expenses	1,729.8	—	(80.0)	(25.2)	(74.4)	(164.4)	1,385.8
Total costs and expenses	$2,744.7	$(225.2)	$(80.0)	$(25.2)	$(74.4)	$(167.2)	$2,172.7

	Twelve Months Ended December 31, 2020
	GAAP Measure	Amortization of intangible assets from acquisitions	Contingent consideration fair value adjustment	Acquisition-related expenses	Expenses incurred from vacated lease	Stock-based compensation expense	Non-GAAP measure
Cost of revenue	$811.8	$(130.0)	$—	$—	$—	$(2.0)	$679.8
Operating expenses
Research and development	713.7	—	(359.2)	—	—	(73.4)	281.1
Sales and marketing	683.5	—	—	—	—	(14.7)	668.8
General and administrative	136.0	—	—	(12.5)	—	(32.5)	91.0
Total operating expenses	1,533.2	—	(359.2)	(12.5)	—	(120.6)	1,040.9
Total costs and expenses	$2,345.0	$(130.0)	$(359.2)	$(12.5)	$—	$(122.6)	$1,720.7

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